UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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 Preliminary Proxy Statement

 Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 Definitive Proxy Statement

☒ Definitive Additional Materials

 Soliciting Material under Rule 14a-12

TETRA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed to amend TETRA Technologies Inc.’s (the “Company”) definitive proxy statement (the “Proxy Statement”) for its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), which was filed with the Securities and Exchange Commission on April 11, 2023. This Amendment amends Proposal No. 4 (Approval of our Second Amended and Restated 2018 Equity Incentive Plan) of the Proxy Statement, which includes a summary of the principal terms of the First Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) and requests approval of the Company’s Second Amended and Restated 2018 Equity Incentive Plan (the “Amended 2018 Plan”) in order to increase the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), available for issuance under the 2018 Plan by 4,500,000 shares.

In Proposal No. 4 of the Proxy Statement, the Company made statements regarding the factors considered in setting the number of additional shares of Common Stock requested for reservation under the Amended 2018 Plan, including the number of shares of Common Stock remaining available for issuance under the 2018 Plan as of the close of business on each of December 31, 2022 and March 27, 2023.

The Company wishes to expand its disclosure in Proposal No. 4 to reiterate the number of awards outstanding and the shares available for grant under the 2018 Plan. To clarify certain matters described in the Proxy Statement:

•
As of March 27, 2023, there were 1,558,195 shares available for issuance under the 2018 Plan. Except for the 76,495 shares available for issuance under the Inducement Plan, there were no shares available for issuance under any other Company equity incentive plan as of such date.
•
As of March 27, 2023, there were 4,251,564 shares subject to outstanding full-value awards under the 2018 Plan and 16,618 shares subject to outstanding stock option awards under the 2018 Plan. There were no full-value awards outstanding under any other Company equity incentive plan as of such date.

This Amendment hereby removes the table identified in the preceding sentence included in the Proxy Statement and replaces it with the table below. The narrative associated with the below table contained in the Proxy Statement is correct and as such has not been included in this Amendment.

Shares available for grant and outstanding awards

To facilitate approval of the Amended 2018 Plan, we are providing updated information as of our record date, March 27, 2023. As of the close of business on March 27, 2023, there were 129,353,856 shares of our common stock issued and outstanding. The closing sale price of a share of our common stock on the New York Stock Exchange on that date was $2.61. The following table summarizes information regarding awards outstanding and shares remaining available for grant under the 2018 Plan, the 2011 Plan, the 2007 Plan and under the Inducement Plan, as of the close of business on March 27, 2023:

	2018 Plan	All Other Plans	Inducement Plan
Total shares underlying outstanding stock options	16,618	2,554,129	__
Weighted average exercise price of outstanding stock options	$ 4.19	$ 6.51	__
Weighted average remaining duration (years) of outstanding stock options	5.18	3.10	__
Total shares underlying outstanding unvested restricted stock units	4,251,564	__	__
Total shares underlying outstanding unvested time-based restricted stock awards	__	__	__
Total shares available for grant	1,558,195	__	76,495